   As filed with the Securities and Exchange Commission on July 11, 2000
                                                      Registration No. 333-35336

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              Amendment No. 3
                                       to
                                    Form S-1
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------
                     Entravision Communications Corporation
               (Exact name of registrant as specified in charter)

             Delaware                               4833                            95-4783236
   (State or other jurisdiction         (Primary Standard Industrial             (I.R.S. Employer
 of incorporation or organization)      Classification Code Number)            Identification No.)

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------
                                Walter F. Ulloa
                     Entravision Communications Corporation
                    2425 Olympic Boulevard, Suite 6000 West
                         Santa Monica, California 90404
                                 (310) 447-3870
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

           Kenneth D. Polin, Esq.                          Richard M. Jones, Esq.
       Zevnik Horton Guibord McGovern                      O'Melveny & Myers LLP
          Palmer & Fognani, L.L.P.                  1999 Avenue of the Stars, 7th Floor
        101 West Broadway, 17th Floor                  Los Angeles, California 90067
         San Diego, California 92101                           (310) 553-6700
               (619) 515-9600

                                ---------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
                                                           Proposed maximum               Amount of
Title of each class of securities to be registered  aggregate offering price (1)(2)    registration fee
-------------------------------------------------------------------------------------------------------
Class A common stock,
 $0.0001 par value.........                                  $740,600,000                  $195,519
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

(1) Includes shares issuable upon exercise of an over-allotment option granted to the underwriters.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

                                ---------------
   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following table sets forth the expenses to be paid by us in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimated except the registration fee of the Securities and Exchange Commission, the NASD filing fee and the New York Stock Exchange listing fee.

   Securities and Exchange Commission registration fee.............. $  195,519
   NASD filing fee..................................................     30,500
   New York Stock Exchange listing fee..............................    466,100
   Legal fees and expenses..........................................  1,475,000
   Accounting fees and expenses.....................................  1,398,000
   Printing expenses................................................    400,000
   Blue sky fees and expenses.......................................      7,500
   Transfer agent and registrar fees and expenses...................      3,500
   Miscellaneous....................................................    250,000
                                                                     ----------
   Total............................................................ $4,226,119
                                                                     ==========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

   Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

   Our first restated certificate of incorporation provides that, to the fullest extent permitted by Delaware law, as it may be amended from time to time, none of our directors will be personally liable to us or our stockholders for monetary damages resulting from a breach of fiduciary duty as a director, except for (i) liability resulting from a breach of the director's duty of loyalty to us or our stockholders, (ii) acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) a transaction from which the director derived an improper personal benefit.

   Our first restated certificate of incorporation also provides mandatory indemnification for the benefit of our directors and officers and discretionary indemnification for the benefit of our employees and agents, in each instance to the fullest extent permitted by Delaware law, as it may be amended from time to time. In addition, we will enter into individual indemnification agreements with each of our directors and officers providing additional indemnification benefits. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors or officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. We will also provide directors' and officers' liability insurance coverage for our directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   Since our incorporation on February 11, 2000, we have issued unregistered securities as follows:

   On February 12, 2000, we issued 1,000 shares of our common stock to Entravision Communications Company, L.L.C. for an aggregate purchase price of $1,000, such shares to be held until and cancelled concurrently with the reorganization described in the following paragraph. These shares were issued in order for Entravision to be properly capitalized at all times from its inception until the consummation of such reorganization. These shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

   On April 19, 2000, we entered into an Exchange Agreement with our predecessor, certain exchanging members and stockholders and Univision in which direct and indirect ownership interests in our predecessor and Univision's subordinated note and option will be exchanged for newly-issued shares of our common stock as part of our recapitalization from a limited liability company to a C-corporation. This reorganization will be consummated immediately prior to this offering. These shares will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

   On April 20, 2000, we entered into an Acquisition Agreement and Plan of Merger with our predecessor, ZSPN Acquisition Corporation, Z-Spanish Media and certain of its stockholders pursuant to which we agreed to acquire all of the outstanding capital stock of Z-Spanish Media for $475 million, including the assumption of approximately $110 million in debt. The consideration to be paid to the stockholders of Z-Spanish Media consists of approximately $247 million in cash and 7,187,902 shares of our Class A common stock. These shares will be issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits

   The following exhibits are attached hereto and incorporated herein by reference.

 Exhibit                           Exhibit Description
 Number                            -------------------
 -------
  1.1(2) Form of Underwriting Agreement.
  2.1(1) Asset Purchase Agreement dated as of October 30, 1998 by and among
         Univision Television Group, Inc., KLUZ License Partnership, G.P. and
         Entravision Communications Company, L.L.C.
  2.2(1) Agreement and Plan of Merger dated December 21, 1999 by and among
         Entravision Communications Company, L.L.C., LCG Acquisition
         Corporation, Latin Communications Group Inc. and certain of its representatives.
  2.3(1) Asset Purchase Agreement dated as of February 29, 2000 by and between
         Citicasters Co. and the registrant.
  2.4(1) Acquisition Agreement and Plan of Merger dated April 20, 2000 by and among the registrant, Entravision Communications Company, L.L.C., ZSPN
         Acquisition Corporation, Z-Spanish Media Corporation and certain of its stockholders.
  2.5(1) Exchange Agreement dated April 19, 2000 by and among the registrant,
         Entravision Communications Company, L.L.C., certain exchanging members and stockholders and Univision Communications Inc.
  2.6(1) Asset Purchase Agreement dated as of June 14, 2000 by and between the registrant and Infinity Broadcasting Corporation.
  3.1(1) Certificate of Incorporation of the registrant as currently in effect.
  3.2(1) Form of First Restated Certificate of Incorporation of registrant as in effect immediately prior to the closing of the offering.
  3.3(1) Form of First Amended and Restated Bylaws of the registrant as in effect immediately prior to the closing of the offering.
  4.1(1) Form of specimen common stock certificate of the registrant.
  5.1(1) Opinion of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P.
 10.1(1) 2000 Omnibus Equity Incentive Plan of the registrant.
 10.2(1) Form of Voting Agreement by and among Walter F. Ulloa, Philip C.
         Wilkinson, Paul A. Zevnik and the registrant.
 10.3(1) Amended and Restated Credit Agreement dated November 10, 1998 by and among KSMS-TV, Inc., Tierra Alta Broadcasting, Inc. Cabrillo
         Broadcasting Corporation, Golden Hills Broadcasting Corporation, Las
         Tres Palmas Corporation, Valley Channel 48, Inc., Telecorpus, Inc.,
         Entravision Communications Company, L.L.C., the lender parties thereto and Union Bank of California, N.A., as agent.
 10.4(1) First Amendment to Amended and Restated Credit Agreement dated as of
         December 29, 1999 by and among KSMS-TV, Inc., Tierra Alta
         Broadcasting, Inc., Cabrillo Broadcasting Corporation, Golden Hills
         Broadcasting Corporation, Las Tres Palmas Corporation, Valley Channel
         48, Inc., Entravision Communications Company, L.L.C., the lender parties thereto and Union Bank of California, N.A., as agent.
 10.5(1) Second Amendment to Amended and Restated Credit Agreement dated as of
         January 14, 2000 by and among KSMS-TV, Inc., Tierra Alta Broadcasting,
         Inc., Cabrillo Broadcasting Corporation, Golden Hills Broadcasting
         Corporation, Las Tres Palmas Corporation, Valley Channel 48, Inc.,
         Telecorpus, Inc., Entravision Communications Company, L.L.C., the
         lender parties thereto and Union Bank of California, N.A., as agent.
 10.6(1) Third Amendment to Amended and Restated Credit Agreement dated April
         18, 2000 by and among KSMS-TV, Inc., Tierra Alta Broadcasting, Inc.,
         Cabrillo Broadcasting Corporation, Golden Hills Broadcasting
         Corporation, Las Tres Palmas Corporation, Valley Channel 48, Inc.,
         Telecorpus, Inc., Entravision Communications Company, L.L.C., the
         lender parties thereto and Union Bank of California, N.A., as agent.

 Exhibit                           Exhibit Description
  Number                           -------------------
 -------
 10.7(1)  Amended and Restated Security Agreement dated as of November 10, 1998 by and among KSMS-TV, Inc., Tierra Alta Broadcasting, Inc., Cabrillo
          Broadcasting Corporation, Golden Hills Broadcasting Corporation, Las
          Tres Palmas Corporation, Valley Channel 48, Inc., Telecorpus, Inc.,
          Entravision Communications Company, L.L.C., the lender parties thereto and Union Bank of California, N.A., as agent.
 10.8(1)  Amended and Restated Pledge Agreement dated as of November 10, 1998 by certain pledgors in favor of Union Bank of California, N.A., as agent.
 10.9(1)  Term Loan Agreement dated April 20, 2000 by and among LCG Acquisition
          Corporation, the lender parties thereto and Union Bank of California,
          N.A.
 10.10(1) Security Agreement dated April 20, 2000 by and between LCG
          Acquisition Corporation and Union Bank of California, N.A.
 10.11(1) Pledge Agreement dated April 20, 2000 by Walter F. Ulloa and Philip
          C. Wilkinson in favor of Union Bank of California, N.A.
 10.12(1) Univision Roll-Up Agreement dated March 2, 2000 by and between
          Univision Communications Inc. and Entravision Communications Company,
          L.L.C.
 10.13(1) First Amended and Restated Non-Negotiable Subordinated Note dated
          March 2, 2000 in the principal amount of $120 million from
          Entravision Communications Company, L.L.C. in favor of Univision
          Communications Inc.
 10.14(1) Amended and Restated Subordinated Note Purchase and Option Agreement
          dated as of December 30, 1996 by and among Univision Communications
          Inc., Entravision Communications Company, L.L.C., its member entities, Walter F. Ulloa and Philip C. Wilkinson.
 10.15(1) First Amendment to Amended and Restated Subordinated Note Purchase
          and Option Agreement dated as of March 31, 1999 by and among
          Univision Communications Inc., Entravision Communications Company,
          L.L.C., its member entities, Walter F. Ulloa and Philip C. Wilkinson.
 10.16(1) Second Amendment to Amended and Restated Subordinated Note Purchase
          and Option Agreement dated March 2, 2000 by and among Univision
          Communications Inc., Entravision Communications Company, L.L.C., its
          member entities, Walter F. Ulloa and Philip C. Wilkinson.
 10.17(1) Secured Promissory Note and Pledge Agreement dated October 16, 1996 in the principal amount of $360,366.38 from Paul A. Zevnik in favor of Entravision Communications L.L.C.
 10.18(1) Form of Indemnification Agreement for officers and directors of the registrant.
 10.19(1) Convertible Subordinated Note Purchase Agreement dated as of April
          20, 2000 by and among Entravision Communications Company, L.L.C., the registrant and certain investors.
 10.20(1) Subordinated Convertible Promissory Note dated April 20, 2000 in the principal amount of $90 million from Entravision Communications
          Company, L.L.C. in favor of TSG Capital Fund III, L.P.
 10.21(1) Investor Rights Agreement dated April 20, 2000 by and among
          Entravision Communications Company, L.L.C., the registrant and TSG
          Capital Fund III, L.P.
 10.22(1) Form of Certificate of Designations, Preferences and Rights of Series
          A Convertible Preferred Stock of the registrant.
 10.23(1) Form of Investor Rights Agreement by and among the registrant and certain of its stockholders.
 10.24(1) Form of Network Affiliation Agreement by and between Univision
          Television Network and Entravision Communications Company, L.L.C.
 10.25(1) Office Lease dated August 19, 1999 by and between Water Garden
          Company, L.L.C. and Entravision Communications Company, L.L.C.
 21.1(1)  Subsidiaries of the registrant.
 23.1(1)  Consent of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P.
          (included in Exhibit 5.1).
 23.2(1)  Consent of McGladrey & Pullen, LLP.
 23.3(1)  Consent of Ernst & Young LLP.
 23.4(1)  Consent of Deloitte & Touche LLP.
 24.1(1)  Power of Attorney.

--------
(1) Previously filed.
(2) Filed herewith.

   (b) Financial Statement Schedules--None.

ITEM 17. UNDERTAKINGS.

   The registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes that:

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on July 11, 2000.

                                     ENTRAVISION COMMUNICATIONS CORPORATION

                                     By:          /s/ Walter F. Ulloa
                                         ______________________________________
                                        Walter F. Ulloa, Chairman and Chief
                                        Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this amendment to registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

             Signature                           Title                  Date
             ---------                           -----                  ----

       /s/ Walter F. Ulloa           Chairman and Chief Executive   July 11, 2000
____________________________________  Officer (principal
          Walter F. Ulloa             executive officer)

                 *                   President, Chief Operating     July 11, 2000
____________________________________  Officer and Director
        Philip C. Wilkinson

        /s/ Jeanette Tully           Executive Vice President,      July 11, 2000
____________________________________  Treasurer and Chief
           Jeanette Tully             Financial Officer
                                      (principal financial
                                      officer and principal
                                      accounting officer)

                 *                   Secretary and Director         July 11, 2000
____________________________________
           Paul A. Zevnik

                 *                   President of Radio Division    July 11, 2000
____________________________________  and Director
          Amador S. Bustos

                 *                   Director                       July 11, 2000
____________________________________
         Darryl B. Thompson

                 *                   Director                       July 11, 2000
____________________________________
          Andrew W. Hobson

                 *                   Director                       July 11, 2000
____________________________________
        Michael D. Wortsman

*By:       /s/ Jeanette Tully
    ________________________________
    Jeanette Tully, Attorney-in-fact

                                 EXHIBIT INDEX

 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  1.1(2) Form of Underwriting Agreement.
  2.1(1) Asset Purchase Agreement dated as of October 30, 1998 by and among
         Univision Television Group, Inc., KLUZ License Partnership, G.P. and
         Entravision Communications Company, L.L.C.
  2.2(1) Agreement and Plan of Merger dated December 21, 1999 by and among
         Entravision Communications Company, L.L.C., LCG Acquisition
         Corporation, Latin Communications Group Inc. and certain of its representatives.
  2.3(1) Asset Purchase Agreement dated as of February 29, 2000 by and between
         Citicasters Co. and the registrant.
  2.4(1) Acquisition Agreement and Plan of Merger dated April 19, 2000 by and among the registrant, Entravision Communications Company, L.L.C., ZSPN
         Acquisition Corporation, Z-Spanish Media Corporation and certain of its stockholders.
  2.5(1) Exchange Agreement dated April 19, 2000 by and among the registrant,
         Entravision Communications Company, L.L.C., certain exchanging members and stockholders and Univision Communications Inc.
  2.6(1) Asset Purchase Agreement dated as of June 14, 2000 by and between the registrant and Infinity Broadcasting Corporation.
  3.1(1) Certificate of Incorporation of the registrant as currently in effect.
  3.2(1) Form of First Restated Certificate of Incorporation of registrant as in effect immediately prior to the closing of the offering.
  3.3(1) Form of First Amended and Restated Bylaws of the registrant as in effect immediately prior to the closing of the offering.
  4.1(1) Form of specimen common stock certificate of the registrant.
  5.1(1) Opinion of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P.
 10.1(1) 2000 Omnibus Equity Incentive Plan of the registrant.
 10.2(1) Form of Voting Agreement by and among Walter F. Ulloa, Philip C.
         Wilkinson, Paul A. Zevnik and the registrant.
 10.3(1) Amended and Restated Credit Agreement dated November 10, 1998 by and among KSMS-TV, Inc., Tierra Alta Broadcasting, Inc. Cabrillo
         Broadcasting Corporation, Golden Hills Broadcasting Corporation, Las
         Tres Palmas Corporation, Valley Channel 48, Inc., Telecorpus, Inc.,
         Entravision Communications Company, L.L.C., the lender parties thereto and Union Bank of California, N.A., as agent.
 10.4(1) First Amendment to Amended and Restated Credit Agreement dated as of
         December 29, 1999 by and among KSMS-TV, Inc., Tierra Alta
         Broadcasting, Inc., Cabrillo Broadcasting Corporation, Golden Hills
         Broadcasting Corporation, Las Tres Palmas Corporation, Valley Channel
         48, Inc., Entravision Communications Company, L.L.C., the lender parties thereto and Union Bank of California, N.A., as agent.
 10.5(1) Second Amendment to Amended and Restated Credit Agreement dated as of
         January 14, 2000 by and among KSMS-TV, Inc., Tierra Alta Broadcasting,
         Inc., Cabrillo Broadcasting Corporation, Golden Hills Broadcasting
         Corporation, Las Tres Palmas Corporation, Valley Channel 48, Inc.,
         Telecorpus, Inc., Entravision Communications Company, L.L.C., the
         lender parties thereto and Union Bank of California, N.A., as agent.
 10.6(1) Third Amendment to Amended and Restated Credit Agreement dated April
         18, 2000 by and among KSMS-TV, Inc., Tierra Alta Broadcasting, Inc.,
         Cabrillo Broadcasting Corporation, Golden Hills Broadcasting
         Corporation, Las Tres Palmas Corporation, Valley Channel 48, Inc.,
         Telecorpus, Inc., Entravision Communications Company, L.L.C., the
         lender parties thereto and Union Bank of California, N.A., as agent.
 10.7(1) Amended and Restated Security Agreement dated as of November 10, 1998 by and among KSMS-TV, Inc., Tierra Alta Broadcasting, Inc., Cabrillo
         Broadcasting Corporation, Golden Hills Broadcasting Corporation, Las
         Tres Palmas Corporation, Valley Channel 48, Inc., Telecorpus, Inc.,
         Entravision Communications Company, L.L.C., the lender parties thereto and Union Bank of California, N.A., as agent.

 Exhibit                           Exhibit Description
  Number                           -------------------
 -------
 10.8(1)  Amended and Restated Pledge Agreement dated as of November 10, 1998 by certain pledgors in favor of Union Bank of California, N.A., as agent.
 10.9(1)  Term Loan Agreement dated April 20, 2000 by and among LCG Acquisition
          Corporation, the lender parties thereto and Union Bank of California,
          N.A.
 10.10(1) Security Agreement dated April 20, 2000 by and between LCG
          Acquisition Corporation and Union Bank of California, N.A.
 10.11(1) Pledge Agreement dated April 20, 2000 by Walter F. Ulloa and Philip
          C. Wilkinson in favor of Union Bank of California, N.A.
 10.12(1) Univision Roll-Up Agreement dated March 2, 2000 by and between
          Univision Communications Inc. and Entravision Communications Company,
          L.L.C.
 10.13(1) First Amended and Restated Non-Negotiable Subordinated Note dated
          March 2, 2000 in the principal amount of $120 million from
          Entravision Communications Company, L.L.C. in favor of Univision
          Communications Inc.
 10.14(1) Amended and Restated Subordinated Note Purchase and Option Agreement
          dated as of December 30, 1996 by and among Univision Communications
          Inc., Entravision Communications Company, L.L.C., its member entities, Walter F. Ulloa and Philip C. Wilkinson.
 10.15(1) First Amendment to Amended and Restated Subordinated Note Purchase
          and Option Agreement dated as of March 31, 1999 by and among
          Univision Communications Inc., Entravision Communications Company,
          L.L.C., its member entities, Walter F. Ulloa and Philip C. Wilkinson.
 10.16(1) Second Amendment to Amended and Restated Subordinated Note Purchase
          and Option Agreement dated March 2, 2000 by and among Univision
          Communications Inc., Entravision Communications Company, L.L.C., its
          member entities, Walter F. Ulloa and Philip C. Wilkinson.
 10.17(1) Secured Promissory Note and Pledge Agreement dated October 16, 1996 in the principal amount of $360,366.38 from Paul A. Zevnik in favor of Entravision Communications L.L.C.
 10.18(1) Form of Indemnification Agreement for officers and directors of the registrant.
 10.19(1) Convertible Subordinated Note Purchase Agreement dated as of April
          20, 2000 by and among Entravision Communications Company, L.L.C., the registrant and certain investors.
 10.20(1) Subordinated Convertible Promissory Note dated April 20, 2000 in the principal amount of $90 million from Entravision Communications
          Company, L.L.C. in favor of TSG Capital Fund III, L.P.
 10.21(1) Investor Rights Agreement dated April 20, 2000 by and among
          Entravision Communications Company, L.L.C., the registrant and TSG
          Capital Fund III, L.P.
 10.22(1) Form of Certificate of Designations, Preferences and Rights of Series
          A Convertible Preferred Stock of the registrant.
 10.23(1) Form of Investor Rights Agreement by and among the registrant and certain of its stockholders.
 10.24(1) Form of Network Affiliation Agreement by and between Univision
          Television Network and Entravision Communications Company, L.L.C.
 10.25(1) Office Lease dated August 19, 1999 by and between Water Garden
          Company, L.L.C. and Entravision Communications Company, L.L.C.
 21.1(1)  Subsidiaries of the registrant.
 23.1(1)  Consent of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P.
          (included in Exhibit 5.1).
 23.2(1)  Consent of McGladrey & Pullen, LLP.
 23.3(1)  Consent of Ernst & Young LLP.
 23.4(1)  Consent of Deloitte & Touche LLP.
 24.1(1)  Power of Attorney.

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(1) Previously filed.
(2) Filed herewith.

   (b) Financial Statement Schedules--None.